PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated April 21, 2006, is made by David Levy (the "Pledgor") in favor of Nite Capital, L.P., a Delaware limited partnership, individually and in its capacity as agent for the Investors (as defined in the Purchase Agreement, as defined below) (the "Agent").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase Agreement, dated as of even date hereof (the "Purchase Agreement"), by and among The Tube Media Corp. (the "Borrower") and the Investors party thereto (the "Investors"), the Investors have agreed to purchase from the Borrower Secured Convertible Notes in the aggregate principal amount of $5,000,000 (the "Notes") and warrants to purchase shares of the Borrower’s common stock; and

WHEREAS, the Pledgor is a substantial stockholder and an executive officer of the Borrower and will derive substantial benefit from the purchase of the Notes by the Investors; and

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement and to purchase the Notes, the Pledgor has agreed to pledge the Collateral (as defined in Section 2 below) to the Agent.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, to induce the Investors to enter into the Purchase Agreement and to purchase the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

1.1 Defined Terms. Capitalized terms in this Agreement shall be defined as follows (and as defined elsewhere in this Agreement):

"Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, non-cash dividends and other distributions on or with respect to the Shares, whether similar or dissimilar to the foregoing, but shall not include Dividends.

"Dividends" means all cash dividends declared with respect to the Shares.

"Obligations" means any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to the Investors, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser or otherwise, whether arising under the Purchase Agreement, the Notes or otherwise, whether now existing or hereafter arising, and whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, and liquidated or unliquidated.

"Shares" means the 150,000 shares of common stock of the Borrower owned by the Pledgor as of the date of this Agreement.

"UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time.

1.2 Rules of Construction. In this Agreement, unless specified otherwise:

a. "Any" means "any one or more"; "including" means "including without limitation"; "or" means "and/or".

b. Singular words include plural, and vice versa.

c. Headings are for convenience only, and do not affect the meaning of any provision.

d. Reference to an agreement includes reference to its permitted supplements, restatements, amendments and other modifications.

e. Reference to a law includes reference to any amendment or modification of the law and to any rules or regulations issued thereunder.

f. Reference to a person includes reference to its permitted successors and assigns in the applicable capacity.

g. Reference to a Section signifies reference to a Section of this Agreement, unless the context clearly indicates otherwise.

h. "Hereunder," "hereto," "hereof," "herein," and like words, refer to the whole of this Agreement rather than to a particular part hereof, unless the context clearly indicates otherwise.

1.3 No Strict Construction. The parties acknowledge that this Agreement has been prepared jointly by the Pledgor and the Agent, and this Agreement shall not be strictly construed against any party.

2. Grant of Security Interest. As security for the indefeasible payment in full of all of the Obligations, the Pledgor hereby pledges, assigns and transfers to the Agent, and grants to the Agent a continuing first priority security interest in and to, the Shares (including the certificates representing the Shares), together with all Dividends and Distributions, interest and other payments and rights with respect thereto, together with all proceeds thereof (collectively, the "Collateral"). The Pledgor further pledges, assigns and transfers to the Agent, and grants to the Agent a continuing first priority security interest in and to, and agrees to duly endorse to the order of the Agent, any additional Collateral, together with all proceeds thereof, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares. Any Collateral delivered by the Pledgor to the Agent may be endorsed by the Agent, in its own name or in the name of the Pledgor, on behalf of the Pledgor to the order of the Agent.

3. Stock Powers, Endorsements, Etc. The Pledgor shall, from time to time, upon request of the Agent, promptly execute such endorsements and deliver to the Agent such stock powers and similar documents, reasonably satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and shall, from time to time, upon request of the Agent, promptly transfer any securities which are part of the Collateral into the name of any nominee designated by the Agent on the books of the entity issuing such securities; provided, however, that the Agent shall not be entitled to effect or demand a transfer of the Collateral into the name of the Agent or the Agent’s nominee without the consent of the Pledgor unless and until an Event of Default (as defined in Section 8) shall have occurred. The Pledgor shall cause the Borrower to record on its books and records the pledge created by this Agreement and to execute and deliver the Acknowledgment and Agreement in the form of Schedule I attached hereto. The Pledgor hereby authorizes and instructs the Borrower to comply with any instruction received by it from the Agent without any further order or further consent from instructions from the Pledgor, and the Pledgor agrees that the Borrower shall be fully protected in so complying with any such instructions from the Agent.

4. Rights of the Pledgor. Unless and until an Event of Default shall have occurred, the Pledgor shall have the following rights with regard to the Shares:

a. To vote the Shares or to give consents, waivers, and ratifications with respect to the Shares; provided, however, that no vote shall be cast, and no consent, waiver or ratification shall be given or action taken, which would have the effect of impairing the position or interest of the Agent in respect of the Collateral or which would authorize or effect: (i) the dissolution or liquidation of the Borrower, in whole or in part; or (ii) the sale of the Borrower (whether by merger, consolidation, sale of all or substantially all of the assets or stock of the Borrower or otherwise); and

b. To receive any Dividends declared on the Shares; provided, however, that the following Dividends shall remain subject to the liens created by this Agreement and shall be delivered to the Agent within two (2) Business Days following receipt thereof: (i) all Dividends paid or payable in connection with a partial or total liquidation or dissolution and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral.

5. Affirmative Covenants. Unless otherwise consented to in writing by the Agent, until the Obligations have been indefeasibly paid in full (and so long as the Notes are outstanding), the Pledgor hereby covenants as follows:

a. The Pledgor will not sell, assign, or transfer any of his rights in or to the Collateral;

b. The Pledgor will make due and timely payment or deposit of all taxes, assessments, or contributions required by law which may be lawfully levied or assessed with respect to the Collateral and will execute and deliver to the Agent on demand, appropriate certificates attesting to the timely payment or deposit of all such taxes, assessments or contributions;

c. The Pledgor shall notify the Agent in writing within two (2) Business Days of receipt of any Distributions, and the Pledgor shall deliver such Distributions to the Agent;

d. The Pledgor shall observe, conform and comply with the covenants, terms and conditions of this Agreement. The Pledgor shall promptly notify the Agent in writing upon the occurrence of any event of default (or any event which, with the giving of notice and/or the passage of time, could become an event of default) under this Agreement;

e. At any time, or from time to time, upon request of the Agent, the Pledgor shall execute and deliver such further documents and do such other acts and things as the Agent may request in order to effectuate more fully the purposes of this Agreement. The Pledgor hereby authorizes the Agent to file and record in such public records offices as the Agent may determine such financing statements as the Agent may determine relative to the transactions contemplated by this Agreement; and

f. The Pledgor has and will defend the title to the Collateral pledged by him and the security interest granted in such Collateral to the Agent against the claim of any Person (as defined in the Purchase Agreement) and will maintain and preserve such security interest.

6. No Other Security Interest. Unless the Agent shall otherwise consent in writing, until the Obligations have been indefeasbily paid in full, the Pledgor hereby covenants that it shall not incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien, or other encumbrance (collectively, "Liens") on any of the Collateral now owned and pledged in accordance with this Agreement or hereafter acquired, except for those Liens in favor of the Agent created by this Agreement.

7. Representations and Warranties. The Pledgor represents and warrants to the Agent that:

a. The Pledgor has the capacity to execute and deliver this Agreement and to perform his obligations hereunder;

b. This Agreement has been duly executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles and except insofar as the enforceability of any provision of such agreement would be restricted or void by reason of public policy;

c. The Pledgor has obtained all requisite consents or approvals necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

d. The Pledgor is the legal and beneficial owner of the Shares and no other Person (including the Pledgor’s spouse) has any right, title or interest in or to the Shares, and there are no existing options, warrants, calls, purchase rights or commitments of any character whatsoever relating to the Shares;

e. The Collateral is owned by the Pledgor free and clear of any Liens, except for the Liens granted herein in favor of the Agent; and

f. Upon delivery of the Shares to the Agent, this Agreement shall create a first priority security interest in the Collateral and the proceeds thereof, subject to no prior or secondary security interest or other Liens.

8. Events of Default.

8.1 The occurrence of any one or more of the following events shall constitute an event of default (each, an "Event of Default") by the Pledgor under this Agreement:

a. any event of default shall occur and be continuing under the Notes; and

b. the breach of any warranty, representation, or covenant made by the Pledgor in this Agreement.

9. Remedies Upon an Event of Default.

9.1 Upon an Event of Default, the Agent shall have the following remedies available, at its election:

a. To vote the Shares;

b. To give consents, waivers and ratifications with respect to the Shares;

c. To receive all dividends, cash, securities and all other distributions of any kind given with respect to the Shares;

d. (i) To sell, assign or transfer the Shares and any other Collateral pledged under this Agreement, or any part thereof, in one or more sales, at a public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Agent, at a place designated by the Agent, for cash, upon credit or for future delivery, and at such price or prices as the Agent shall, in its sole and absolute discretion, determine, and the Agent and/or the Pledgor or any or all of them may be the purchaser of any or all of the Collateral so sold;

(ii) Upon any such sale, the Agent shall have the right to deliver, assign and transfer to the purchaser(s) thereof the Collateral so sold. Each purchaser (including the Agent) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of any kind whatsoever, including, without limitation, any equity or right of redemption of the Pledgor, which the Pledgor hereby specifically waives;

(iii) At any such public or private sale, the Collateral may be sold in one lot as an entirety or in separate installments;

(iv) In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the purchase price is paid by the purchaser(s) thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold. In case of any such failure, such Collateral may again be sold under and pursuant to the provisions of this Agreement; and

(v) The receipt from the Agent for the purchase price paid at any such sale of the Shares shall be a sufficient discharge therefor to any purchaser(s) of the Collateral, or any portion thereof, sold as described in this Section 9.1(d). No such purchaser (or such purchaser's representatives or assigns), after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase price, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale;

e. To institute proceedings to collect all Obligations from the Pledgor or any other Person who may be responsible for the payment of any Obligations; and

f. To exercise any remedy provided for under the UCC, any other applicable law or the Agreements.

9.2 Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priorities:

a. first, to payment of the reasonable out-of-pocket expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Agent, and all reasonable out-of-pocket expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent is to be reimbursed pursuant to the Agreements;

b. second, to the payment of accrued but unpaid interest (including post-petition interest) on the Notes;

c. third, to the payment of unpaid principal on the Notes;

d. fourth, to the payment of all other Obligations, until all such Obligations shall have been paid in full; and

e. finally, to payment to the Pledgor or as a court of competent jurisdiction may direct of any surplus then remaining from such proceeds.

The Agent may make distributions hereunder in cash or in kind or in any combination thereof.

To the extent that fewer than all Shares are sold in full satisfaction of the Obligations, the remaining Shares shall be returned to the Pledgor.

9.3 The Pledgor hereby designates, constitutes and appoints the Agent and any designee or agent of the Agent as its attorney-in-fact, irrevocably and with power of substitution, to make and execute all conveyances, assignments and instruments of transfer regarding the Collateral sold pursuant to this Section 9 and to do all other acts and things necessary and advisable in the sole discretion of the Agent to carry out and enforce this Agreement. The Agent or any designee or agent of the Agent, in their capacity as attorney-in-fact for the Pledgor, shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid.

9.4 The Agent may, in any order and at any time, simultaneously or not simultaneously, exercise any of the remedies set forth in this Section 9, in addition to, and not in lieu of, any remedies that may otherwise be available at law or in equity.

9.5 The Pledgor acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or any similar state or federal law and that, therefore, the Agent may be unable to effect a public sale of all or any part of the Shares, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Shares for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and terms less favorable to the Pledgor than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent has no obligation to delay any sale to permit the issuer thereof to register them under the Securities Act of 1933, as amended.

10. Lien Absolute. All rights of the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

10.1. any lack of validity or enforceability of the Notes or any other agreement or instrument governing or evidencing any of the Obligations;

10.2. any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of, or any consent to any departure, from the Notes or any other agreement or instrument governing or evidencing any of the Obligations;

10.3. any exchange, release or non-perfection of any collateral (including the Collateral), or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

10.4. the insolvency of the Borrower; or

10.5. any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

11. Release. The Pledgor consents and agrees that the Agent may at any time, or from time to time, in its discretion:

11.1. renew, extend or change the time of payment, and/or the manner, place or terms of payment, of all or any part of the Obligations; and

11.2. exchange, release and/or surrender all or any of the collateral (including the Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Obligations; all in such manner and upon such terms as the Agent may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the collateral (including the Collateral), and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension.

12. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or the Borrower for liquidation or reorganization, should the Pledgor or the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s or the Borrower’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13. Satisfaction; Agent’s Duty Regarding Shares.

13.1 Promptly after the Obligations have been indefeasibly paid in full and the Notes are no longer outstanding or upon conversion of the Notes in full, this Agreement shall be terminated and of no further force and effect.

13.2 Beyond the exercise of reasonable care to assure the safe custody of the Shares while held hereunder, the Agent shall have no liability or duty with respect to the Shares. Placing or depositing the Shares in a bank safe deposit box of the Agent's selection shall fully and completely satisfy the Agent's duty to exercise reasonable care. The Agent shall not have any duty or liability to take any action or to preserve rights pertaining to the Shares and shall be relieved of all responsibility for the Shares upon surrendering them or tendering surrender thereof to the Pledgor.

14. Nonwaiver. No failure or delay on the part of the Agent in exercising any of its rights and remedies hereunder or otherwise shall constitute a waiver thereof, and no single or partial waiver by the Agent of any default or other right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

15. Waivers by the Pledgor. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all other notices and demands whatsoever whether or not relating to such instruments. In the event of any litigation at any time arising with respect to any matter connected with this Agreement or the Obligations, the Pledgor hereby waives any and all defenses, rights of setoff and rights to interpose counterclaims of any nature.

16. Modification. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to the provision so modified or limited, and executed by the Pledgor and the Agent.

17. Binding Effect. This Agreement and all Obligations of the Pledgor hereunder shall be binding upon the successors, assigns, heirs and executors of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent and its successors, heirs, executors and assigns.

18. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Any legal action, suit or proceeding arising out of or relating to this Agreement shall only be instituted, heard and adjudicated (excluding appeals) in a state or federal court located in the Southern District of New York, and each party hereto knowingly, voluntarily and intentionally waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the exclusive personal jurisdiction of any such court in any such action, suit or proceeding. Service of process in connection with any such action, suit or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

19. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile, (iii) sent by a recognized overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

If to the Pledgor:

David Levy
1451 West Cypress Creek Road
Suite 300
Fort Lauderdale, FL 33309
Facsimile: 954-343-1272

If to the Agent:

Nite Capital, L.P.
100 East Cook Avenue, Suite 201
Libertyville, IL 60048
Attn: Keith Goodman
Facsimile: (847) 968-2648

with a copy (which shall not in itself constitute effective notice) to:

Mathew B. Hoffman, Esq.
Lowenstein Sandler PC
1251 Avenue of the Americas, 18th Floor
New York, NY 10020
Fax: (973) 422-6871

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by facsimile, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) Business Day following the day such mailing is made.

20. Severability. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

21. Benefit of Investors. The security interest in the Collateral granted herein shall be for the benefit of Agent and the Investors, and all proceeds or payments realized from the Collateral in accordance herewith shall be applied to the holders of the Notes on a pro-rata basis based on the total outstanding amounts due and owing under the Notes.

22. The Agent.

22.1 The Agent shall be deemed to be authorized on behalf of each Investor to act on behalf of such Investor under this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as may be reasonably incidental thereto. By accepting their Notes, each Investor shall be deemed to have agreed to indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Investors under this Agreement, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Investor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, or to prosecute or defend any suit in respect of this Agreement, unless the Agent is indemnified to its reasonable satisfaction by the Investors against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

22.2 Neither the Agent nor any of its directors, officers, partners, employees or agents shall be liable to any Investor for any action taken or omitted to be taken by it under this Agreement, or in connection herewith. The Agent shall not be responsible to any Investor for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Notes, the financial condition of the Borrower or the existence or possible existence of any default or event of default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have presented by a proper person.

22.3 The Agent shall have the same rights and powers with respect to any Notes held by it or any of its affiliates, as any Investor and may exercise the same as if it were not the Agent.

23. No Jury Trial.  EACH OF THE PLEDGOR AND THE AGENT HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT OF THIS AGREEMENT AND REPRESENTS THAT HE OR IT, AS THE CASE MAY BE, HAS CONSULTED WITH COUNSEL SPECIFICALLY WITH RESPECT TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

David Levy

NITE CAPITAL, L.P.

By:
Name:
Title:

SCHEDULE I

ACKNOWLEDGMENT AND CONSENT

Nite Capital, L.P.
100 East Cook Avenue, Suite 201
Libertyville, IL 60048
Attention: Keith Goodman

The Tube Media Corp. ("Company"), hereby (i) acknowledges receipt of a fully executed copy of the Pledge and Security Agreement, dated as of April 21, 2006 (the "Agreement"; capitalized terms used herein without definition have the meanings provided therein), made by David Levy ("Pledgor") in favor of the Agent; (ii) consents and agrees to the pledge by Pledgor of the Collateral pursuant to the Agreement and to all of the other terms and provisions of the Agreement; (iii) agrees to comply with all instructions received by it from the Agent without further consent by Pledgor; (iv) advises Pledgor and Agent that a pledge of the Shares has been registered on the books of Company and in the name of the Agent and agrees to so register any additional shares of capital stock of the Company acquired by the Borrower; and (v) represents and warrants that, except for the pledge in favor of the Agent, there are no Liens to which the Collateral is or may be subject as of the date hereof.

IN WITNESS WHEREOF, a duly authorized officer of the undersigned has executed and delivered this Acknowledgment and Consent as of this 21st day of April, 2006.

THE TUBE MEDIA CORP.

By:
Name:
Title: